As filed with the Securities and Exchange Commission on May 24, 2024

Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Applied Energetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0262908
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9070 S. Rita Road, Suite 1500

Tucson, AZ 85747

P 520. 628-7415
(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Restricted Stock Unit Agreements

(Full title of plan)

Gregory J. Quarles

President and Chief Executive Officer

9070 S. Rita Road, Suite 1500

Tucson, AZ 85747

P 520. 628-7415

(Name, address, and telephone of agent for service)

Copies to:

Mary P. O’Hara, Esq.

General Counsel, Chief Legal Officer and Secretary

9070 S. Rita Road, Suite 1500

Tucson, AZ 85747

P 520. 628-7415

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☐	Smaller reporting company:	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the exchange act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) registers an aggregate of 3,630,454 shares of common stock, par value $0.001 per share, of Applied Energetics, Inc. All of such shares have been or will be issued upon vesting under certain Restricted Stock Unit Agreements, each between Applied Energetics, Inc. and a certain employee or service provider (an “RSU Agreement”), through transactions not involving any public offering, in accordance with the exemption under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

This Registration Statement includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reofferings and resales of shares of common stock that may be deemed to be “control securities” under the Securities Act, and the rules and regulations promulgated thereunder that have been acquired by certain of our “affiliates,” being the Selling Stockholders identified in the Reoffer Prospectus, pursuant to one or more RSU Agreements. The number of shares of common stock included in the Reoffer Prospectus represents the total number of shares of common stock that may be acquired by the Selling Stockholders pursuant to stock grants and option awards made to the Selling Stockholders in accordance with Section 4(a)(2) of the Securities Act and does not necessarily represent a present intention to sell any or all such shares of Common Stock.

PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

This Registration Statement relates to two separate prospectuses as follows:

Section 10(a) Prospectus: Items 1 and 2, appearing below on this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Reoffer Prospectus: The material that follows Item 2, numbered pages 1 through 10, up to but not including Part II of this Registration Statement, constitutes a “Reoffer Prospectus,” prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to General Instruction C of Form S-8, the Reoffer Prospectus may be used for reoffers or resales of Shares which are deemed to be “control securities” or “restricted securities” under the Securities Act that have been acquired by the Selling Stockholders named in the Reoffer Prospectus.

Item 1. Plan Information.

The Company will provide each of the recipients (the “Recipients”) of a grant under an RSU Agreement with a copy of such RSU Agreement, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and is not being filed as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives Shares covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting: Applied Energetics, Inc., 9070 S. Rita Road, Suite 1500, Tucson, AZ 85747, (520) 628-7415.

REOFFER PROSPECTUS

APPLIED ENERGETICS, INC.

3,630,454 Shares of Common Stock, par value $0.001 per share

This reoffer prospectus relates to 3,630,454 shares of our common stock, par value $0.001 per share that may be offered and resold from time to time by the selling stockholders named in this reoffer prospectus for their own account. Selling stockholders are recipients of shares of Common Stock upon vesting of certain Restricted Stock Unit Agreements (“RSU Agreements”) and are employees and consultants of Applied Energetics, Inc. Some of the selling stockholders are “affiliates” of our company (as defined in Rule 405 under the Securities Act).

The selling stockholders may offer and sell their shares of common stock at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. Shares may be sold at the market price of the common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The shares may be sold through underwriters or dealers which the selling stockholders may select. If underwriters or dealers are used to sell the shares, we will name them and describe their compensation in a prospectus supplement. For a description of the various methods by which the selling stockholders may offer and sell their common stock described in this prospectus, see the section entitled “Plan of Distribution” of this prospectus. We will receive no part of the proceeds from sales made under this prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

The shares of common stock will be issued pursuant to awards granted to the selling stockholders and some of them will be “control securities” under the Securities Act of 1933, as amended (the “Securities Act”) before their sale under this prospectus. This prospectus has been prepared for the purposes of registering the shares under the Securities Act to allow for future sales by selling stockholders on a continuous or delayed basis to the public without restriction. Our common stock is traded on the OTCQB Market, under the symbol “AERG.” On May 20, 2024, the closing sale price of our common stock on the OTCQB was $1.94 per share.

Investing in our securities involves a high degree of risk. You should read carefully and consider the information contained in and incorporated by reference under “Risk Factors” beginning on page 2 of this prospectus, and the risk factors contained in other documents incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 24, 2024

APPLIED ENERGETICS, INC.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

i

PROSPECTUS SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference. It does not contain all of the information that you should consider before buying our securities. You should read this prospectus in its entirety, including the information incorporated by reference herein.

Business Overview

Applied Energetics, Inc. is a corporation organized and existing under the laws of the State of Delaware. Our executive office is located at 9070 S. Rita Road, Suite 1500, Tucson, Arizona 85747 and our telephone number is (520) 628-7415.

Applied Energetics, Inc. is recognized as a global leader in developing the next generation optical sources exhibiting ever-increasing output energy, peak power and frequency agility while also providing decreased size, weight, and cost of these systems for customers. Applied Energetics utilizes patented, dual-use technologies to advance critical industries. Leveraging our proprietary fiber-based architecture and wavelength- and pulse-agility capability, our Ultrashort Pulse (USP) technology can enable users to achieve specific effects across different use cases with an unmatched blend of size, weight and power attributes. While initially designed to meet the emerging needs and priorities for the national security community, our directed energy technology also has commercial applications in both the biomedical and advanced manufacturing industries.

The Applied Energetics scientific team is continuously innovating and expanding our patent portfolio to cover these technological breakthroughs and further enhance our suite of solutions for threat disruption for the Department of Defense, the intelligence community, and for commercial, biomedical and space applications with optical sources operating from the deep ultraviolet to the far infrared portions of the electromagnetic spectrum.

Applied Energetics has developed, successfully demonstrated and holds all crucial intellectual property rights to a dynamic directed energy technology called Laser Guided Energy (LGE®) and Laser Induced Plasma Channel (LIPC®). LGE and LIPC are technologies that can be used in a new generation of high-tech directed energy systems. Applied Energetics’ LGE and LIPC technologies are wholly owned by Applied Energetics and protected by one or more of Applied Energetics’ 25 issued patents and 11 Government Sensitive Patent Applications (GSPA). These GSPA’s are held under secrecy orders of the US government, providing the company with extended protection rights. The company also has nine pending patent applications. We continue to file patent applications as we deem appropriate to protect our intellectual property and enhance our competitive advantage.

Applied Energetics’ directed energy technologies are vastly different from conventional directed energy systems, i.e. HEL, and HPM. LGE uses Ultrashort Pulse (USP) laser technology to combine the speed and precision of lasers with the overwhelming impact on targeted threats with high-voltage electricity. A key element of our approach is its novel ability to offer selectable and tunable properties that can help protect non-combatants and combat zone infrastructure. Applied Energetics’ proprietary fiber-based architecture is a key differentiator for our most recent technology demonstrators. Compared with traditional continuous wave laser technologies with their larger footprints, AE’s architecture enables orders of magnitude size-weight-power reductions on all deliverables, creating powerful, dual-use and agile systems that can fit a host of platforms while delivering very high-intensity, ultrashort pulses of light to the required target. This unique directed energy solution allows extremely high peak power and energy, with target and effects tunability, and is effective against a wide variety of potential targets.

Applied Energetics’ unique optical fiber-based laser architectures enable unmatched wavelength agility as well as pulse duration agility. Using innovative and highly specialized frequency shifting techniques, wavelengths can be custom tuned from the deep ultraviolet to the far infrared. In addition, temporal outputs can be adjusted from continuous wave to sub-picoseconds. The technology enables the customer to adjust the lasers’ operating parameters, ultimately creating more flexibility to change wavelength and pulse width. This feature allows for optimization of laser performance for defense or commercial applications.

Our proprietary USP laser technology provides a significantly more compact solution than current continuous wave laser platforms while still delivering high peak power. Continuous wave laser systems are typically used to heat a target and, during continuous illumination, this heat transfer leads to melting or charring of the material. Using continuous wave output powers that now exceed 100 kilowatts (1kW = 1000 watts), it can take anywhere from seconds to minutes to impact a target. By contrast, Applied Energetics has delivered USP lasers to national security users that exceed five terawatts (1 TW = 1 trillion watts) in peak power, with the difference being that this peak power from a USP laser is delivered in a pulse that is less than a trillionth of a second. During this short pulse duration, and having such a high peak intensity, near-instantaneous ablation of the surface of the threat takes place. The net results of our innovative USP approaches are highly effective lasers with mountable footprints that require only a fraction of the size and weight of other-directed energy technologies.

As Applied Energetics looks toward the future, our corporate strategic roadmap builds upon the significant value of the company’s USP laser capabilities and key intellectual property, including LGE and LIPC, to offer our prospective partners, co-developers and system integrators a variety of next-generation ultrashort pulse and frequency-agile optical sources, from the ultraviolet to the far infrared portion of the electromagnetic spectrum, to address numerous challenges within the national security, biomedical, and advanced manufacturing market sectors.

About This Offering

This offering relates to the resale by the selling stockholders of up to 3,630,454 shares of common stock of Applied Energetics, Inc. The selling stockholders have acquired, or may acquire, such shares upon vesting of certain Restricted Stock Units (“RSUs”) granted to each of the selling stockholders pursuant to an RSU Agreement.

RISK FACTORS

An investment in our common stock has a high degree of risk. Before making an investment decision, you should carefully consider the risks discussed in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in other documents incorporated by reference in this prospectus as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact.

Forward-looking statements include all statements that do not relate solely to the historical or current facts and can be identified by the use of forward-looking words such as “may,” “believe,” “will,” “would,” “could,” “should,” “expect,” “project,” “anticipate,” “estimates,” “possible,” “plan,” “strategy,” “target,” “prospect,” or “continue,” and other similar terms and phrases. These forward-looking statements are based on the current plans and expectations of our management and are subject to a number of uncertainties and risks that could significantly affect our current plans and expectations, as well as future results of operations and financial condition and may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to have been incorrect. We do not assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting such forward-looking statements.

USE OF PROCEEDS

We will receive no proceeds from the sale of any shares of common stock offered by the selling stockholders.

SELLING STOCKHOLDERS

The table below sets forth, as of May 21, 2024, (i) the name of each person who is offering shares by this prospectus and their position with us; (ii) the number of shares (and the percentage, if 1% or more) of our common stock beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by each person; (iii) the number of shares that each selling stockholder may offer for sale from time to time pursuant to this prospectus, whether or not such selling stockholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of common stock each person will own after giving effect to the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. Unless otherwise indicated, the address for each selling stockholder listed in the table below is c/o Applied Energetics, Inc., 9070 S. Rita Road, Suite 1500, Tucson, AZ 85747.

The table below has been prepared based upon the information furnished to us by the selling stockholders as of May 21, 2024, and we have not independently verified this information. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholders upon termination of this offering because the selling stockholders may offer some or all of their common stock under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

Name of Selling Stockholder and Relationship to Company	Shares of Common Stock Beneficially Owned Prior to this Offering (1)		Percentage (1)	Shares of Common Stock Offered for Resale	Shares of Common Stock Beneficially Owned After this Offering	Percentage (1)
Gregory J. Quarles, President and CEO	6,874,545	(2)	3.3%	1,954,545	4,920,000	2.8%
Christopher Donaghey, CFO and COO	1,033,559	(3)	*	400,000	633,559	*
Patrick Williams	1,940,343	(4)	*	940,909	999,434	*
Named Selling Stockholders(5)	580,000		*	335,000	245,000	*
TOTAL				3,630,454		*

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock underlying any options that vest within 60 days after May 21, 2024, are deemed outstanding for purposes of computing the beneficial ownership of the person holding such options All shares underlying RSUs which are included in this prospectus are deemed outstanding and included in beneficial ownership of the holder, regardless of whether they have vested. However, neither group of shares are not deemed outstanding for computing the percentage beneficial ownership of any other person. Except where we had knowledge of such ownership, the number presented in this column may not include shares held in street name or through other entities over which the selling stockholder has voting and dispositive power. Percentages are based on the 213,303,285 shares of common stock issued and outstanding as of May 10, 2024.

(2)	Includes options to purchase up to 4,940,000 shares of common stock, which are fully vested, and Restricted Stock Units covering 1,954,545 shares of common stock, which are subject to vesting upon the occurrence of certain milestones.

(3)	Includes 300,000 shares underlying unvested RSUs and 100,000 shares underlying vested RSUs. Does not include 750,000 shares underlying unvested options.

(4)	Includes 940,909 shares underlying RSUs, 982,934 shares underlying options and 16,500 shares underlying common stock purchase warrants.

(5)	Includes the following named non-affiliate individuals, each of whom holds at least 1,000 shares and who, in the aggregate, hold less than one percent of the company’s outstanding common stock: Lizeth D. Celaya, Keeley Hurley, Patrick Roumayah, Damon M. Colpo, Pedro Alcaraz and Eric Wilson.

PLAN OF DISTRIBUTION

The shares of common stock covered by this reoffer prospectus are being registered by Applied Energetics for the account of the selling stockholders. The shares of common stock offered may be sold from time to time directly by or on behalf of each selling stockholder in one or more transactions on the OTCQB Market or any other stock exchange on which the common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The selling stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the selling stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales, a selling stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the selling stockholders or other party selling such shares. Sales of the shares must be made by the selling stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, selling stockholders may sell shares of common stock in compliance with Rule 144. There is no assurance that the selling stockholders will sell all or a portion of the common stock offered hereby. The selling stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the selling stockholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

State Securities Laws

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL MATTERS

The validity of the shares of common stock being registered pursuant hereto has been passed upon by Mary P. O’Hara, Esq., the company’s General Counsel, Chief Legal Officer, and Secretary. Ms. O’Hara, an employee of the company and a participant in certain employee benefit plans offered by the Company, on the date hereof, beneficially owns 750,000 shares of the company’s common stock all of which underlie stock options issued to Ms. O’Hara under the company’s 2018 Incentive Stock Plan. None of such shares are registered hereunder.

EXPERTS

The consolidated financial statements of Applied Energetics, Inc. and subsidiary, as of and for the year ended December 31, 2023 and 2022, have been incorporated by reference herein in reliance upon the report of RBSM LLP, independent registered public accounting firm, and upon the authority of said firm as expert in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-32698. The documents incorporated by reference into this prospectus contain important information that you should read about us. The following documents are incorporated by reference into this document:

●	our Annual Report on Form 10-K for the year ended December 31, 2023;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, and June 30, and September 30, 2023;

●	Current Reports on Form 8-K filed with the SEC on January 6 and 19, April 4, May 27, June 1, 8, and 21, July 18, September 29, 10 and 29, November 18, and December 5 and 8, 2022, and January 25, February 7, May 5, and 18, June 5, 22 and 26, July 20, August 28, and October 30, 2023.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address: Applied Energetics Inc. 9070 Rita Road, Suite 1500, Tucson, AZ 85747, Attn. Marsha Bishop, Finance Manager

You also may access these filings on our Internet site at www.appliedenergetics.com. Our website and the information contained on or connected to it are not incorporated into this prospectus or the registration statement of which this prospectus is a part.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at:

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article NINTH of our Restated Certificate of Incorporation states:

All persons who the Corporation is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect),shall be indemnified by the Corporation to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. No repeal or amendment of this Article NINTH shall adversely affect any rights of any person pursuant to this Article NINTH which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

Article XIX of our By-Laws states: All persons who the Corporation is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect) shall be indemnified by the Corporation to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other such rights to which those seeking indemnification from the Corporation may be entitled, including, but not limited to, any rights of indemnification to which they may be entitled pursuant to any agreement, insurance policy, other by-law or charter provision, vote of stockholders or directors, or otherwise. No repeal or amendment of this Article shall adversely affect any rights of any person pursuant to this Article which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

Section 145 of the Delaware General Corporation Law authorizes us to indemnify any director or officer under prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys’ fees actually and reasonably incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being one of our directors or officers if it is determined that the person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Applied Energetics, Inc. pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

ADDITIONAL INFORMATION AVAILABLE TO YOU

We file annual, quarterly and current reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-8 that we filed with the SEC to register the securities offered hereby under the Securities Act. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC’s internet site.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

●	our Annual Report on Form 10-K for the year ended December 31, 2023;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, and September 30, 2023;

●	Current Reports on Form 8-K filed with the SEC on January 6 and 19, April 4, May 27, June 1, 8, and 21, July 18, September 29, November 18, and December 5 and 8, 2022, January 25, February 7, May 5, and 18, June 5, 22 and 26, July 20, August 28, and October 30, 2023, and March 12, and May 13, 2024.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Under the Delaware General Corporation Law and our Articles of Incorporation, as amended, and our Bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his “duty of care.” This provision does not apply to the directors’ (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Articles of Incorporation and Bylaws is to eliminate the rights of our Company and our stockholders (through stockholder’s derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. In addition, our Bylaws provide that if the Delaware General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Delaware General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

EXHIBIT NUMBER	EXHIBIT

4.1	Applied Energetics, Inc. form of Restricted Stock Unit Agreement.
5.1	Opinion of.Mary P. O’Hara, General Counsel, Chief Legal Officer and Secretary
23.1	Consent of Mary P. O’Hara, General Counsel, Chief Legal Officer and Secretary is contained in Exhibit 5.1.
23.2	Consent of RBSM LLP.
107	Filing Fee Table

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 (i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Applied Energetics, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, on May 24, 2024.

APPLIED ENERGETICS, INC.

By:	/s/ Gregory J. Quarles
Gregory J. Quarles
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the indicated capacities.

Name/Signature	Title	Date

/s/ Bradford T. Adamczyk	Executive Chairman and Director	May 24, 2024
Bradford T. Adamczyk

/s/ Gregory J. Quarles	Chief Executive Officer,	May 24, 2024
Gregory J. Quarles	President and Director

/s/ Christopher Donaghey	Chief Financial and Operating Officer	May 24, 2024
Christopher Donaghey

/s/ John Schultz	Director	May 24, 2024
John Schultz

/s/ Mary P. O’Hara	General Counsel, Chief Legal Officer, Secretary and Director	May 24, 2024
Mary P. O’Hara

/s/ Michael Alber	Director	May 24, 2024
Michael Alber

II-4